Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Gorilla Technology Group Inc. of our report dated May 18, 2022 relating to the financial statements of Gorilla Technology Group Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers, Taiwan

Taipei, Taiwan

Republic of China

October 12, 2022